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Exhibit 5.22

CONSENT

        The undersigned hereby consents to the references to (1) the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Yamana Gold Inc. under the United States Securities Act of 1933, as amended, in connection with updated estimates of mineral reserves for the Sao Vicente Gold Project, Mato Grasso State, Brazil and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: July 19, 2007

/s/ CARLOS GUZMAN
Carlos Guzman

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Exhibit 5.22